6% SERIES F CONVERTIBLE PREFERRED STOCK SUBSCRIPTION AGREEMENT



         STOCK SUBSCRIPTION AGREEMENT, dated as of August 13, 1999 (the "Agreement"), among the entities listed on Schedule A annexed hereto (referred to as the "Investor" or "Investors"), WARWICK CORPORATION, LTD. (the "Placement Agent") located at Charlotte House, Charlotte Street, P.O. Box N. 9204, Nassau, Bahamas, organized and existing under the laws of the Bahamas, and OBJECTSOFT CORPORATION (Nasdaq SmallCap Stock Market Symbol "OSFT"), a corporation organized and existing under the laws of the State of Delaware (the "Company").

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investors and the Investors shall purchase (i) up to $2,100,000 in aggregate value of Preferred Stock (as defined below), and (ii) Warrants to purchase an aggregate of up to 210,000 Warrant Shares (as defined below); and

         WHEREAS, the Company shall issue to the Placement Agent, in return for services rendered, the fees as set forth in Section 12.7 below; and

         WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) ("Section 4(2)") and Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended, and the regulations promulgated thereunder (the "Securities Act"), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         Section 1.1 "Bid Price" shall mean the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the Principal Market.

         Section 1.2 "Capital Shares" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

         Section 1.3 "Capital Shares Equivalents" shall mean any securities, rights, or obligations that are convertible into or exchangeable for, or giving any right to subscribe for, any Capital Shares of the Company or any warrants, options or other rights to subscribe for or purchase Capital Shares or any such convertible or exchangeable securities.

         Section 1.4 "Certificate of Designation" shall mean the Company's Certificate of Designation setting forth all of the rights, privileges and preferences of the Series F Preferred Stock, as annexed hereto as Exhibit A.

         Section 1.5 "Closing" shall mean the closing of the purchase and sale of the Preferred Stock and Warrants pursuant to Article II herein.

         Section 1.6 "Closing Date" shall mean the Subscription Date.

         Section 1.7 "Commitment Amount" shall mean up to the $2,100,000 which the Investors have agreed to provide to the Company in order to purchase the Preferred Shares and Warrants pursuant to the terms and conditions of this Agreement.

         Section 1.8 "Common Stock" shall mean the Company's common stock, par value $0.0001 per share.

         Section 1.9 "Damages" shall mean any loss, claim, damage, liability, costs and expenses which shall include, but not be limited to, reasonable attorney's fees, disbursements, costs and expenses of expert witnesses and investigation.

         Section 1.10 "Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement(s) registering the resale of the Underlying Shares and Warrant Shares.

         Section 1.11 "Escrow Agent" shall mean the law firm of Parker Chapin Flattau & Klimpl, LLP, pursuant to the terms of the Escrow Agreement annexed hereto as Exhibit C.

         Section 1.12 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         Section 1.13 "Legend" shall have the meaning set forth in Section 8.1.

         Section 1.14 "Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise in any material respect interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Certificate of Designation or the Warrants in any material respect.

         Section 1.15 "NASD" shall mean the National Association of Securities Dealers, Inc.

         Section 1.16 "Outstanding" when used with reference to shares of Common Stock, Preferred Stock or Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.

         Section 1.17 "Person" shall mean an individual, a corporation, a partnership, an association, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         Section 1.18 "Preferred Stock" shall mean the Company's Series F Preferred Stock with the rights, privileges and preferences, as set forth in the Certificate of Designation attached hereto as Exhibit A.

         Section 1.19 "Principal Market" shall mean The Nasdaq National Market, or The Nasdaq SmallCap Market, whichever is at the time the principal trading exchange or market for the Common Stock.

         Section 1.20 "Purchase Price" shall mean an amount equal to the "Purchase Price" of each share of Preferred Stock, as set forth in the Certificate of Designation.

         Section 1.21 "Registrable Securities" shall mean the Underlying Shares and the Warrant Shares (i) in respect of which the Registration Statement (covering these securities) has not been declared effective by the SEC, (ii) which have not been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) which have not been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and (iv) the sales of which, in the opinion of counsel to the Company, are subject to any time, volume or manner limitations pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act.

         Section 1.22 "Registration Rights Agreement" shall mean the agreement regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company, the Placement Agent, and the Investors on the Subscription Date annexed hereto as Exhibit B.

         Section 1.23 "Registration Statement" shall mean a registration statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, the Registration Rights Agreement, and the Warrants and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investors and the Placement Agent of the Registrable Securities under the Securities Act.

         Section 1.24 "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

         Section 1.25 "SEC" shall mean the U.S. Securities and Exchange Commission.

         Section 1.26 "Section 4(2)" shall have the meaning set forth in the recitals of this Agreement.

         Section 1.27 "Securities" shall mean the Preferred Stock, the Underlying Shares and the Warrant Shares.

         Section 1.28 "Securities Act" shall have the meaning set forth in the recitals of this Agreement.

         Section 1.29 "SEC Documents" shall mean the Company's latest Form 10-KSB (and all amendments thereto) as of the time in question, all Forms 10-QSB, all Forms 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question, and all subsequent filings until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

         Section 1.30 "Subscription Date" shall mean the date on which this Agreement and all Exhibits and attachments hereto, are executed and delivered by the parties hereto and all of the conditions relating to the purchase of the Preferred Stock shall have been fulfilled.

         Section 1.31 "Trading Day" shall mean any day during which the New York Stock Exchange shall be open for business.

         Section 1.32 "Underlying Shares" shall mean all shares of Common Stock or other securities issued or issuable pursuant to conversion of the Preferred Stock or exercise of the Warrants.

         Section 1.33 "Warrants" shall mean the Warrants issued in the form attached hereto as Exhibit D.

         Section 1.34 "Warrant Shares" shall mean all shares of Common Stock or other securities issued or issuable pursuant to the exercise of the Warrants.

                                   ARTICLE II

                PURCHASE AND SALE OF PREFERRED STOCK AND WARRANTS

         Section 2.1 Preferred Stock. (a) The Company agrees to sell and the Investors agree to purchase up to an aggregate principal amount of $2,100,000 principal amount of Series F Preferred Stock as set forth in (b) below. The number of shares of Common Stock issuable upon conversion of the Preferred Stock shall be determined by dividing $2,100,000 by the conversion formula contained in the Certificate of Designation.

                  (b) The Investors shall purchase (pro rata) an aggregate principal amount of $2,100,000 principal amount of Preferred Stock on the Subscription Date upon the satisfaction of the following conditions:

                           (i) delivery into escrow by the Company of an aggregate principal amount of $2,100,000 of original Preferred Stock, as more fully set forth in the Escrow Agreement attached hereto as Exhibit C;

                           (ii) the Investors shall have received an opinion of counsel of the Company as set forth in this Agreement;

                           (iii) the Investors shall have received a copy of the filed Certificate of Designation and any amendments thereto;

                           (iv) the Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Preferred Stock, or shall have the availability of exemptions therefrom. To the knowledge of the Company, the offer, sale and issuance of the Preferred Stock shall be legally permitted by all laws and regulations to which the Company is subject;

                           (v) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and all Exhibits hereto, the Certificate of Designation, the Escrow Agreement, the Registration Rights Agreement and the Warrants, to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

                           (vi) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement;

                           (vii) except as set forth on Schedule B attached hereto, since the date of filing of the Company's most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred;

                           (viii) the trading of the Common Stock is not suspended by the SEC or the Principal Market, and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of the Securities with respect to the Closing of the Preferred Stock shall not violate the shareholder approval or other requirements of the Principal Market or the NASD. Except as set forth on Schedule B attached hereto, the Company shall not have been contacted by the NASD concerning the delisting of the Common Stock on the Principal Market, and the Company currently meets all listing requirements during the thirty day period immediately preceding the Closing Date;

                           (ix) payment of fees as applicable as set forth in
                           Section 12.7 herein; and

                           (x) The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects (except as to representations and warranties, or portions thereof, which by their terms are subject to a materiality or similar standard, in which case such representations and warranties shall be true and correct) as of the date of this Agreement and as of the Subscription Date as though made on and as of the Subscription Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date) and the Investors shall have received a certificate, dated the Subscription Date, signed by an officer on behalf of the Company to such effect.

         Section 2.2 Warrants. On the Closing Date, the Company will issue to the Investors Warrants, exercisable beginning on the Closing Date and exercisable thereafter any time over the five-year period subsequent to the Closing Date, to purchase an aggregate of 210,000 Warrant Shares (allocated pro rata with respect to each Investor) at the Exercise Price (as defined in the Warrant). The Warrants shall be delivered by the Company to the Escrow Agent, and delivered to the Investors pursuant to the terms of this Agreement and the Escrow Agreement. The Warrant Shares shall be registered for resale pursuant to the Registration Rights Agreement.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         Each of the Investors severally (as to itself) and not jointly represents and warrants to the Company that:

         Section 3.1 Intent. Such Investor is entering into this Agreement for its own account and has no present arrangement (whether or not legally binding) at any time to sell the Securities to or through any person or entity; provided, however, that by making the representations herein, such

Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition.

         Section 3.2 Sophisticated Investor. Such Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and such Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Such Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk. Such Investor has the ability to fund the purchase of the Preferred Stock and Warrants, hold the Preferred Stock and the Warrants for an indefinite period of time and is in a financial position to risk loss of its entire investment contemplated hereby.

         Section 3.3 Authority. This Agreement has been duly authorized and validly executed and delivered by such Investor and is a valid and binding agreement of such Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         Section 3.4 Not an Affiliate. Such Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

         Section 3.5 Organization and Standing. Such Investor is duly organized, validly existing, and in good standing under the laws of the countries and/or states of their incorporation or organization.

         Section 3.6 Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Investor, or, to the Investor's knowledge, (a) violate any provision of any indenture, instrument or agreement to which such Investor is a party or is subject, or by which such Investor or any of its assets is bound; (b) conflict with or constitute a material default thereunder; (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by such Investor to any third party; or (d) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which such Investor is subject or to which any of its assets, operations or management may be subject.

         Section 3.7 Disclosure; Access to Information. Such Investor has received all documents, records, books and other information pertaining to its investment in the Company that has been requested thereof, including the opportunity to ask questions of, and receive answers from, the Company. The Company is subject to the periodic reporting requirements of the Exchange Act, and such Investor has reviewed or received copies of any such reports that have been requested by it. Such Investor represents that it has reviewed the Company's (i) Form 10-KSB for the year ended December 31, 1997, (ii) Form 10-KSB for the year ended December 31, 1998, (iii) Form 10-QSB for the quarter ended March 31, 1999,
(iv) prospectuses dated September 29, 1998, February 24, 1999 and April 30, 1999, (iv) Post-Effective Amendment to a Registration Statement on Form SB-2 dated May 20, 1999 and (v) Current Reports on Forms 8-K filed January 15, 1999 and March 23, 1999.

         Section 3.8 Manner of Sale. At no time was such Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising in connection with the offer and sale of the Securities.

         Section 3.9 Registration or Exemption Requirements. Such Investor further acknowledges and understands that the Securities may not be transferred, resold or otherwise disposed of except in a transaction registered under the Securities Act and any applicable state securities laws, or unless an exemption from such registration is available. Such Investor understands that the certificate(s) evidencing these Securities will be imprinted with a legend that prohibits the transfer of these Securities unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Securities Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt. Such Investor understands that the Preferred Stock and Warrants are being offered and sold in reliance on transactional exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Preferred Stock and Warrants.

         Section 3.10 No Legal, Tax or Investment Advice. Such Investor understands that nothing in this Agreement or any other materials presented to such Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Such Investor has relied on, and has consulted with, such legal, tax and investment advisors as such Investor, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

         Section 3.11 Put/Short Positions. Neither such Investor, nor any affiliate of such Investor, have any present intention of entering into any put option, short position or other similar position with respect to the Securities.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Investors and the Placement Agent that:

         Section 4.1 Organization of the Company. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has all requisite corporate authority to own its properties and to carry on its business as now being conducted except as described in the SEC Documents. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not reasonably be expected to have a Material Adverse Effect.

         Section 4.2 Authority. (i) The Company has the requisite corporate power and authority to enter into and, subject to shareholder approval in regards to the issuance by the Company of more than 19.99% of the outstanding shares of Common Stock, perform its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Certificate of Designation and Underlying Shares, Preferred Stock and the Warrant Shares, (ii) the execution, issuance and delivery of this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Certificate of Designation, the Preferred Stock, and the Warrants by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and, other than the approval by the Company's Shareholders in regards to the issuance by the Company of more than 19.99% of the outstanding shares of Common Stock at a discount, no further consent or authorization of the Company or its Board of Directors is required, and (iii) this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Certificate of Designation, the Preferred Stock, and the Warrants have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         Section 4.3 Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $0.0001, of which 9,260,639 shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, par value $0.0001, of which 8,300 are issued and outstanding. Except as set forth in the SEC Documents or on Schedule 4.3 hereto, there are no outstanding Capital Shares Equivalents. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

         Section 4.4 Common Stock. The Company has registered its Common Stock pursuant to Section 12 of the Exchange Act and is in substantial compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date hereof, the Principal Market is The Nasdaq SmallCap Stock Market.

         Section 4.5 SEC Documents. The Company has delivered or made available to the Investors true and complete copies of the SEC Documents filed by the Company with the SEC during the twelve months immediately preceding the Subscription Date (including, without limitation, proxy information and solicitation materials). The Company has not provided to any of the Investors any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and rules and regulations of the SEC promulgated thereunder and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         Section 4.6 Valid Issuances. When issued and payment has been made therefor, the Preferred Stock, the Underlying Shares and the Warrants will be duly and validly issued, fully paid, and nonassessable and the holders of the Underlying Shares shall be entitled to all rights and preferences accorded to a holder of Common Stock. Neither the issuance of the Preferred Stock and the Underlying Shares to the Placement Agent, nor the sales of the Preferred Stock, the Underlying Shares and the Warrants pursuant to, nor the Company's performance of its obligations under, this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Certificate of Designation, or the Warrants will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon the Securities issued to the Placement Agent, the Preferred Stock, the Underlying Shares, the Warrant Shares or any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe to or acquire any Capital Shares or other securities of the Company.

         Section 4.7 No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor any distributor or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising in connection with the offer and sale of the Preferred Stock, the Underlying Shares or the Warrants, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Preferred Stock, the Underlying Shares or the Warrants under the Securities Act.

         Section 4.8 Corporate Documents. The Company has furnished or made available to each of the Investors true and correct copies of the Company's Certificate of Incorporation, as amended and in effect on the date hereof (the "Certificate"), and the Company's By-Laws, as amended and in effect on the date hereof (the "By-Laws").

         Section 4.9 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Preferred Stock, the Warrants and the Underlying Shares, do not and will not
(i) result in a violation of the Company's Certificate of Incorporation or By-Laws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, patent, patent license, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), nor is the Company otherwise in violation of, in conflict with or in default under any of the foregoing except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Preferred Stock, or Warrants, and issue the Underlying Shares upon conversion or exercise thereof, in accordance with the terms hereof (other than any SEC, NASD, Nasdaq or state securities filings that may be required to be made by the Company before or subsequent to any Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on The Nasdaq SmallCap Market, including the Nasdaq SmallCap notification form listing the additional shares of Common Stock issuable hereunder, which the Company shall file with The Nasdaq Stock Market promptly after the Closing Date); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investors herein.

         Section 4.10 No Material Adverse Change. Since March 31, 1999, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents.

         Section 4.11 No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, and are not disclosed in the SEC Documents or otherwise publicly announced, other than those set forth in the Company's financial statements or as incurred in the ordinary course of the Company's businesses since March 31, 1999, and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         Section 4.12 No Undisclosed Events or Circumstances. Since March 31, 1999, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

         Section 4.13 No Integrated Offering. To the Company's knowledge, neither the Company nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the Common Stock under the Securities Act, except as set forth in the SEC Documents.

         Section 4.14 Litigation and Other Proceedings. Except as may be set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which could reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which would be reasonably expected to result in a Material Adverse Effect.

         Section 4.15 Restrictions On Future Financings. The Company represents that, unless it obtains the written approval of all of the Investors (which approval shall not be unreasonably withheld), the Company will not enter into any other equity financing agreement, or other financing arrangement, that would: (a) cause the Common Stock issued in such financing to be salable and freely tradeable before forty-five days from the Effective Date, or (b) affect the timeliness of the Registration Statement being declared effective.

         Section 4.16 Brokers. Except for the Placement Agent, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or any Investor relating to this Agreement or the transactions contemplated hereby.

         Section 4.17 Acknowledgment of Dilution. The number of shares of Common Stock constituting Warrant Shares may increase substantially in certain circumstances, including the circumstance where the trading price of the Common Stock declines. The Company acknowledges that its obligation to issue Underlying Shares upon conversion of shares of Preferred Stock and Warrant Shares upon exercise of the Warrants is absolute and unconditional, regardless of the dilution that such issuance may have on other shareholders of the Company.

                                    ARTICLE V

                           COVENANTS OF THE INVESTORS

         Section 5.1 Compliance with Law. Each of the Investor's trading activities with respect to shares of Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the Principal Market on which the Common Stock is listed.

         Section 5.2 Agreement To Vote. For so long as the Company has not committed a material breach of this Agreement and the Exhibits annexed hereto, and this Agreement has not been terminated, the Investors agree to vote all shares of Common Stock beneficially held by them in favor of all nominees to the Company's board of directors who are nominated by the then current Board of Directors of the Company.

         Section 5.3 Put/Short Positions. Neither the Investors, nor any affiliate of the Investors, have any present intention of entering into any put option, short position or other similar position with respect to the Securities.


                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

         Section 6.1 Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect so long as any Registrable Securities remain outstanding and the Company shall comply in all material respects with the terms thereof.

         Section 6.2 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Underlying Shares; such amount of shares of Common Stock to be reserved shall be calculated based upon the minimum Purchase Price therefor under the terms of this Agreement, the Certificate of Designation and the Warrants. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder and the number of shares so reserved shall be increased or decreased to reflect potential increases or decreases in the Common Stock that the Company may thereafter be so obligated to issue by reason of adjustments to the Preferred Stock and the Warrants.

         Section 6.3 Listing of Common Stock. The Company hereby agrees to use its best efforts to (i) maintain the listing of the Common Stock on a Principal Market, and (ii) as soon as practicable list the Underlying Shares. The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market or other exchange or automated interdealer quotation system, it will include in such application the Underlying Shares, and will take such other action as is reasonably necessary or desirable in the opinion of the Investors to cause the Common Stock to be listed on such other Principal Market or other exchange or automated interdealer quotation system as promptly as possible. The Company will use its best efforts to comply with the rules and regulations governing the listing and trading of its Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all material respects with the Company's reporting, filing and other obligations under the Bylaws or rules of the Principal Market. In the event the Company receives notification from Nasdaq concerning delisting of the Common Stock on the Principal Market, the Company will notify each Investor and use its best efforts to comply with all applicable listing standards of the Principal Market.

         Section 6.4 Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12 of the Exchange Act, will comply in all material respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

         Section 6.5 Legends. The certificates evidencing the Common Stock to be sold by the Investors pursuant to Article VIII shall be free of legends, except as set forth in Article VIII.

         Section 6.6 Corporate Existence. The Company will take all steps reasonably necessary to preserve and continue the corporate existence of the Company.

         Section 6.7 Notice of Certain Events Affecting Registration or to have a Closing For the Preferred Stock. The Company will immediately notify each of the Investors upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement or for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investors any such supplement or amendment to the related prospectus.

         Section 6.8 Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investors such shares of stock and/or securities as the Investors are entitled to receive pursuant to this Agreement.

         Section 6.9 Issuance of the Underlying Shares. The issuance of the Underlying Shares pursuant to exercise of the Warrants, and the conversion of the Preferred Stock, shall be made in accordance with the provisions and requirements of Section 4(2) of Regulation D and any applicable state securities law.

         Section 6.10. Conversion Limitations. The Company, the Investors and the Placement Agent agree that, unless and until the approval of the Company's stockholders or a waiver from The Nasdaq Stock Market is obtained as hereinafter set forth, the total number of shares of Common Stock issued and issuable upon the conversion of the Preferred Stock issued on the Closing Date pursuant to the Certificate of Designation and/or upon exercise of the Warrants shall not exceed 19.99% of the number of shares of Common Stock outstanding as of the Closing Date. The Company agrees that, upon the written request of Required Cap Investors (as hereinafter defined), it shall include a resolution for approval at a special meeting of stockholders for the purpose of approving below market price issuances of Common Stock to the Investors equal to or in excess of 20% of the number of shares of Common Stock outstanding as of the Closing Date as required by Section 4310(c)(25)(H)(i) of The Nasdaq Marketplace Rules, or other similar requirement. The Company shall, within thirty days after receiving the aforementioned written request, prepare an appropriate proxy statement for such special meeting and file it with the SEC and shall, as soon as practicable after clearance of the proxy statement by the SEC, call the special meeting. In the event that the aforementioned proposal is not ratified by the stockholders and the number of shares issued and potentially issuable under the Certificate of Designation and upon exercise of the Warrants exceeds in the aggregate 19.99% of the number of shares of Common Stock outstanding as of the Closing Date, the Company will use its reasonable efforts to obtain a waiver from The Nasdaq Stock Market (or other applicable market or exchange) to permit such issuances. For the purpose of this Agreement, the "Required Cap Investors" shall mean one or more Investors which acquired, in the aggregate, at least 50% of the total number of shares of Series F Preferred Stock originally purchased by all Investors hereunder and each of which Investor has received, prior to the aforementioned written request, on conversion or exercise of the Securities, shares of Common Stock representing the full allocation of such Investor's respective Cap Allocation Amount (as defined in the Certificate of Designation).

         Section 6.11 Securities Compliance. The Company shall notify the SEC and The Nasdaq SmallCap Market, in accordance with their requirements, of the transactions contemplated by this Agreement, the Preferred Stock, the Registration Rights Agreement and the Warrants, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Preferred Stock hereunder, the Underlying Shares issuable upon conversion thereof, the Warrants and Warrant Shares issuable upon exercise of the Warrants.

         Section 6.12 Notices. The Company agrees to provide all holders of Preferred Stock and Warrants with copies of all notices and information, including without limitation, notices and proxy statements in connection with any meetings, that are provided generally to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

                                   ARTICLE VII
         DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION

         Section 7.1 Due Diligence Review. The Company shall make available for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company), and any underwriter participating in any disposition of the Registrable Securities on behalf of the Investors pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by any of the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

         Section 7.2       Non-Disclosure of Non-Public Information

                  (a) The Company shall not disclose non-public information to the Investors, or advisors to, or representatives of the Investors unless prior to disclosure of such information the Company identifies such information as being non-public information and provides each Investor, and its advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require each of the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investors.

                  (b) Nothing herein shall require the Company to disclose non-public information to any of the Investors or their advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investors and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section shall be construed to mean that such persons or entities other than the Investors (without the written consent of the Investors prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE VIII

                                     LEGENDS

         Section 8.1 Legends. Unless otherwise provided below, each certificate representing the Securities will bear the following legend (the "Legend"):

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR, IN THE WRITTEN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN A 6% SERIES F CONVERTIBLE PREFERRED STOCK SUBSCRIPTION AGREEMENT

         DATED AS OF AUGUST __, 1999. A COPY OF THE PORTION OF THE AFORESAID AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES.

         Upon the execution and delivery hereof, the Company is issuing to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions in substantially the form of Exhibit F hereto. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time upon transfer of Registrable Securities by the Investors to issue certificates evidencing such Registrable Securities free of the Legend during the following periods and under the following circumstances and without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Investors:

                  (a) at any time after the Effective Date, upon surrender of one or more certificates evidencing Common Stock that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered; provided that (i) the Registration Statement shall then be effective; (ii) the Investor(s) confirm to the transfer agent that it has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a third party that is not an affiliate of the Company; and (iii) the Investor(s) confirm to the transfer agent that the Investor(s) have complied with the prospectus delivery requirement. The requirement set forth in subsection 8.1(a)(ii) shall only apply in the event the Company registers the Common Stock pursuant to a Form S-3 registration statement pursuant to the Registration Rights Agreement. In the event the Company registers the Common Stock by means of a registration statement other then a Form S-3 registration statement, then only the conditions in subsection 8.1(a)(i) and 8.1(a)(iii) herein shall apply.

                  (b) at any time upon any surrender of one or more certificates evidencing Registrable Securities that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing representations that (i) the Investor(s) is permitted to dispose of such Registrable Securities without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act or (ii) the Investor(s) has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Registrable Securities in a manner other than pursuant to an effective registration statement, to a transferee who will upon such transfer, in the opinion of counsel reasonably acceptable to the Company, be entitled to freely tradeable securities.

         Any of the notices referred to above in this Section 8.1 may be sent by facsimile to the Company's transfer agent.

         Section 8.2 No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in Section 8.1 has been or shall be placed on the share certificates representing the Common Stock, and no instructions or "stop transfer orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article VIII.

         Section 8.3 Investor's Compliance. Nothing in this Article shall affect in any way any of the Investors' obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

                                   ARTICLE IX

                                  CHOICE OF LAW

         Section 9.1 Choice of Law; Venue; Jurisdiction. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York or the state courts of the State of New York sitting in Manhattan in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

                                    ARTICLE X

              ASSIGNMENT; ENTIRE AGREEMENT, AMENDMENT; TERMINATION

         Section 10.1 Assignment. The provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Common Stock and Preferred Stock (except any transferee (i) who was a purchaser on the open market or pursuant to Rule 144 or (ii) who is an owner of less than ten (10%) percent of the original number of shares of Common Stock issued hereunder) purchased or acquired by the Investors hereunder with respect to the Common Stock and Preferred Stock held by such person, and upon the prior written consent of the Company, which consent shall not unreasonably be withheld, the Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any affiliate of an Investor who agrees to make the representations and warranties contained in Article III and who agrees to be bound by the covenants of Article V.

         Section 10.2 Termination. This Agreement shall terminate upon the earliest of (i) the date that all the Registrable Securities have been sold by the Investors pursuant to the Registration Statement; (ii) the date the Investors receive an opinion from counsel to the Company that all of the Registrable Securities may be sold and all Registered Securities are, in fact, sold under the provisions of Rule 144 with no limitations; or (iii) five and one-half years after the Closing Date; provided, however, that the provisions of Articles III, IV, V, VI (as long as the Securities are beneficially owned by any of the Investors or the Placement Agent, or their permitted assigns), VII, VIII, IX, X, and XI, herein, and the registration rights provisions for the Registrable Securities held by the Investors and the Placement Agent set forth in this Agreement, and the Registration Rights Agreement, shall survive the termination of this Agreement.

                                   ARTICLE XI

                                     NOTICES

         Section 11.1 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         If to the Company:       ObjectSoft Corporation
                                  Continental Plaza III
                                  433 Hackensack Avenue
                                  Hackensack, New Jersey  07601
                                  Attention:  Mr. David E.Y. Sarna, President
                                  Telephone: (800) 816-8171
                                  Facsimile:  (201) 343-0056

         With a copy to:          Parker Chapin Flattau & Klimpl, LLP
                                  1211 Avenue of the Americas
                                  New York, New York  10036
                                  Attention:  Melvin Weinberg, Esq.
                                  Telephone: (212) 704-6000
                                  Facsimile:  (212) 704-6288

         If to the Investors:     At the addresses set forth on Schedule A
                                  attached hereto.

         Any party hereto may from time to time change its address or facsimile number for notices under this Section 11.1 by giving at least ten days' prior written notice of such changed address or facsimile number to the other party hereto.

         Section 11.2 Indemnification. The Company agrees to indemnify and hold harmless each of the Investors and each officer and director of the Investors or person, if any, who controls the Investor within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys'
fees), to which the Investors may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the breach by the Company of any of its obligations, representations and warranties or covenants under this Agreement.

         Each of the Placement Agent and each Investor severally (and not jointly) agrees that it will indemnify and hold harmless the Company, and each officer and director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the breach by the Placement Agent or an Investor, as the case may be, of any of its obligations, representations and warranties or covenants under this Agreement.

         Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is one of the Investors, the fees and expenses of such counsel shall be at the expense of the indemnifying party if
(i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Investor and the indemnifying party and the Investor shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Investors (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Investors, it being understood, however, that the indemnifying party shall in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Investor(s), which firm shall be designated in writing by the Investor(s)). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

         Section 11.3 Contribution. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 11.2 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 11.2 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company, the Placement Agent and the applicable Investor shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in Section 11.2 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contributions from any person who was not guilty of such fraudulent representation.

                                   ARTICLE XII

                                  MISCELLANEOUS

         Section 12.1 Counterparts; Facsimile; Amendments. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by the Company on the one hand, and a majority in interest of the Investors and the Placement Agent on the other hand, or the Company on the one hand, and all of the Investors on the other hand.

         Section 12.2 Entire Agreement. This Agreement, the Exhibits or Attachments hereto, which include, but are not limited to the Certificate of Designation, the Warrants, the Escrow Agreement, and the Registration Rights Agreement set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits and Attachments to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

         Section 12.3 Survival; Severability. The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that, such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

         Section 12.4 Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         Section 12.5 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement and all Exhibits shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

         Section 12.6 Replacement of Certificates. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing any shares of Common Stock and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

         Section 12.7 Fees and Expenses. Each of the Company and the Investors agrees to pay its own expenses incident to the performance of its obligations hereunder, except that the Company shall pay on the Closing Date to the Placement Agent (a) six percent of the number of shares of Preferred Stock issued to the Investors on the Closing Date on the same terms as Investors and
(b) the reasonable attorney's fees and expenses actually incurred by the Placement Agent, in an amount not to exceed $10,000, in connection with the negotiation, execution and delivery of this Agreement, the Registration Rights Agreement, the Certificate of Designation, the Escrow Agreement, and other instruments and agreements entered into pursuant to this Agreement.

         Section 12.8 Advice of Counsel. The Placement Agent and each Investor hereby expressly acknowledge that they have had an opportunity to retain counsel to represent them in connection with this Agreement and the transactions contemplated hereby and certain of them have of their own free will foregone the retaining thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Preferred Stock Subscription Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                             OBJECTSOFT CORPORATION



                                             By: _______________________________
                                                  Name:
                                                  Title:


                                             WARWICK CORPORATION, LTD.



                                             By: _______________________________
                                                  Name:
                                                  Title:

                                             AMRO INTERNATIONAL, S.A.


                                             By: _______________________________
                                                 Name:
                                                 Title:


                                             AUSTOST ANSTALT SCHAAN


                                             By: _______________________________
                                                 Name:
                                                 Title:


                                             BALMORE FUNDS, S.A.


                                             By: _______________________________
                                                 Name:
                                                 Title:


                                             YEOMAN VENTURES LIMITED


                                             By: _______________________________
                                                 Name: Giora Lavie
                                                 Title: Attorney-in-fact

                                             HUDSON VENTURE ASSOCIATES LLC


                                             By: _______________________________
                                                  Name:
                                                  Title:


                                             TALBIYA LTD


                                             By: _______________________________
                                                    Name:
                                                    Title:

                                            CEDAR TREES INVESTMENTS LTD


                                            By: ________________________________
                                                   Name:
                                                   Title: